Exhibit 10.24

201 Elizabeth Street Sydney NSW 2000 Australia DX 107 Sydney Tel +61 2 9286 8000 Fax +61 2 9283 4144 www.dlaphillipsfox.com

Escrow Deed
REVA Medical, Inc Computershare Investor Services Pty Limited

DLA Phillips Fox is a member of
Dla Piper Group, an alliance of
Independent legal practices. It is a
separate and distinct legal entity.

DLA Phillips Fox offices are located
in Adelaide Auckland Brisbane
Canberra Melbourne Perth Sydney
and Wellington.

Table of contents

Parties		1

Background		1

Operative provisions		1

1	Appointment of Escrow Agent	1

2	Obligations of Escrow Agent	1
	Receipt of Application Monies	1
	Investment of the Application Monies	2
	Interest on the Application Monies	2
	Release of the Application Monies	2

3	Limitations on liability of Escrow Agent	3

4	Escrow Agent's fees	4

5	Confidentiality	5

6	Resignation or Removal of Escrow Agent	5

7	GST	6

8	Notices	6
	Giving notices	6
	Change of address or fax number	6
	Time notice is given	7

9	General provisions	7
	Waiver and exercise of rights	7
	Counterparts	7
	Invalid or unenforceable provisions	7
	Assignment	8
	Amendment	8
	Entire Agreement	8
	Governing law	8
	Jurisdiction	8

10	Definitions and interpretation	8
	Definitions	8
	Interpretation	9

Execution and date		11

Escrow Deed
Parties
Reva Medical, Inc of 615 South DuPont Highway, Dover, Delaware 19901, United States of America (Company)
Computershare Investor Services Pty Limited of GPO Box 7115, Sydney, NSW 2001 Australia (Escrow Agent)
Background
A	The Company proposes to conduct an Initial Public Offering of its securities and seek a listing on the Australian Securities Exchange.

B	In order to apply for CDIs under the Initial Public Offering, applicants are required to complete an application form and return it to the Escrow Agent accompanied by the subscription monies for the CDIs applied for (Application Monies).

C	The Company wishes to appoint the Escrow Agent to hold the Application Monies in accordance with the terms of this Agreement.

D	The Escrow Agent has agreed to hold the Application Monies and to release it on the terms of this Agreement.
Operative provisions
1	Appointment of Escrow Agent
1.1	The Company appoints the Escrow Agent on the date of this Agreement to perform the obligations set out in this Agreement in consideration of the mutual covenants given in this Agreement.

1.2	The Escrow Agent nominates from time to time to act as signatories to the Escrow Account opened in accordance with this Agreement and withdrawals from that account in accordance with this Agreement may be made on the signature of of the Escrow Agent.
2	Obligations of Escrow Agent
Receipt of Application Monies
2.1	Upon receiving Application Monies from Applicants, the Escrow Agent must hold all such amounts on the terms set out in this Agreement and the Prospectus, until such time as all of the Application Monies have been released in full in accordance with this Agreement and the Prospectus.

Escrow Deed
Investment of the Application Monies
2.2	The Escrow Agent must:
2.2.1	establish an interest-bearing Australian dollar bank account with Australia and New Zealand Banking Group Limited at 24 hour call:
(a)	in the name of the Company; and

(b)	with the Escrow Agent as the sole signatory; and
2.2.2	deposit Application Monies in the Escrow Account promptly on receiving them.
Interest on the Application Monies
2.3	The parties agree that the interest that accrues on the Application Monies in the Escrow Account shall be paid to the Company, less the deductions specified in clause 4 of this Agreement.
Release of the Application Monies
2.4	The Escrow Agent must make payments as and when instructed or required to do so by the Company in accordance with clauses 2.6 and 2.7 below or by order of a court of competent jurisdiction.

2.5	The Escrow Agent may liquidate, by following its usual procedures, any portion of the Application Monies to pay amounts which this Agreement requires or authorises to be paid but for no other reason.

2.6	The Application Monies may only be released upon the first to occur of the following events:
2.6.1	upon receipt of a written notice in the form set out in Schedule 1 and signed by two officers of the Company confirming that:

(a)	the Minimum Subscription Amount has been received into the Escrow Account; and

(b)	ASX has granted permission for quotation of the CDIs issued under the Initial Public Offering subject only to customary quotation conditions; and

(c)	the CDIs to be issued under the Initial Public Offering have been allotted by the Company,

the Escrow Agent shall within 3 business days of receipt of the written notice:

(d)	distribute to the Company all Application Monies received with respect to Applications which are accepted by the Company; and

(e)	release to the respective Applicants, any Application Monies with respect to Applications which were rejected or scaled back (in which case a portion of

Escrow Deed
the Application Monies equal to the portion by which the Application was scaled back shall be released to the Applicant)

(f)	release to the Company all accrued interest on the Application Monies less the deductions specified in clause 4 of this Agreement.

2.6.2	upon receipt of a written notice in the form set out in Schedule 1 and signed by two officers of the Company confirming that:
(a)	the Initial Public Offering has been withdrawn; or

(b)	the Minimum Subscription Amount is not received by the Escrow Agent and/or approval for permission for quotation of the CDIs issued under the Initial Public Offering subject only to customary quotation conditions has not been received by [12 January 2010], the Escrow Agent shall within 3 business days of receipt of the written notice:
(c)	release to the Applicants all Application Monies received with respect to Applications

(d)	release to the Company all accrued interest on the Application Monies less the deductions specified in clause 4 of this Agreement.
2.7	When any amount of the Application Monies are released to the Company, the Escrow Agent shall convert the Application Monies from Australian dollars to US dollars (at the exchange rate prevailing on the date of conversion as determined by the Escrow Agent) and pay it into the bank account nominated by the Company.
3	Limitations on liability of Escrow Agent
3.1	The Escrow Agent’s duties are only as specifically provided in this Agreement. The Escrow Agent is not liable for any mistake of fact, error of judgment, nor for any act done or omitted to be done by it, or its officers, directors, employees and agents, except for its own fraud or gross negligence.

3.2	The Company shall indemnify the Escrow Agent against all Loss suffered or incurred (whether directly or indirectly) by the Escrow Agent or any Claim brought against the Escrow Agent arising out of or in connection with this Agreement or its role as Escrow Agent, except to the extent that such losses or Claims are due to the fraud or gross negligence of the Escrow Agent.

3.3	The Escrow Agent’s determination as to whether:
3.3.1	an event or condition has occurred, has been met or satisfied;

3.3.2	a provision of this Agreement has been complied with;

Escrow Deed
3.3.3	sufficient evidence of the event or condition or compliance with the provision has been furnished to it;
does not subject it to any claim, liability or obligation, even if that determination is found to have been improper or incorrect, unless the Escrow Agent was fraudulent or grossly negligent in making that determination.

3.4	The Escrow Agent is not required to verify matters referred to in any written direction it receives from the Company, nor the validity of that written direction, pursuant to or in connection with this Agreement or the Prospectus and shall be entitled to reply on such facts or circumstances as set out therein as if they were for all purposes true and accurate.

3.5	The Escrow Agent is not liable for investigating the authenticity, accuracy or content of the written notice in Schedule 1 or the capacity of any person who signs or purports to sign such a notice as an officer or authorised signatory of the Company.

3.6	The Escrow Agent acts as a depository only and is not responsible or liable for the sufficiency or validity of any funds deposited with it.

3.7	The Escrow Agent may rely, and is protected in acting or refraining from acting, upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained in it.

3.8	The Escrow Agent is not obliged to take legal proceedings, nor any other action contemplated by this Agreement, if it becomes aware that any Applicant and the Company have disagreed about the facts or the happening of any contemplated event which are conditions precedent to the Escrow Agent’s required action.

3.9	The Escrow Agent is under no obligation to act on any instruction, direction or notice from the Company under this Agreement which is inconsistent with or contravenes the Corporations Act 2001 (Cwth).
4	Escrow Agent’s fees
4.1	In consideration for holding the Application Monies under this Agreement the Company shall pay the Escrow Agent

4.2	the sum of $3,000 and to be reimbursed for its reasonable out-of-pocket expenses. These expenses include, but are not limited to, bank fees, the fees and costs of attorneys or agents which the Escrow Agent may find necessary to engage to perform its duties under this Agreement ; and
4.2.1	an amount equal to 80 basis points of the interest accruing on the Application Monies until the interest is paid out to the Company in accordance with the terms of this Agreement;

(together, Escrow Agent’s Fees).

Escrow Deed
4.3	The Escrow Agent may invoice the Company for the Escrow Agent’s Fees from the Closing Date of the Offer (as such terms are defined in the Prospectus) and such fees shall be deducted from the interest that accrues on the Application Monies on the date that the balance of the accrued interest is released to the Company in accordance with the terms of this Agreement.
5	Confidentiality
5.1	Neither the Escrow Agent nor the Company may disclose the provisions of this Agreement or any matters relating to this Agreement to any person except as required by law or to the extent that the provision or matter has entered the public domain.
6	Resignation or Removal of Escrow Agent
6.1	The Escrow Agent may resign on giving 30 days’ written notice to the Company.

6.2	The Company may remove the Escrow Agent and replace it with another party after giving it 30 days written notice.

6.3	In either event, the Escrow Agent’s duties terminate:
6.3.1	30 days after giving a notice under clause 6.1; or

6.3.2	30 days after receiving a notice given under clause 6.2,
(or any earlier date that may be mutually agreeable to the parties).

6.4	If the Escrow Agent resigns or is removed, the Company must:
6.4.1	appoint a successor escrow agent;

6.4.2	obtain that agent’s written consent to be bound by the terms of this Agreement;

6.4.3	advise the Escrow Agent in writing of the identity of the successor escrow agent; and

6.4.4	direct the Escrow Agent to deliver the Application Monies in its possession or under its control to the successor.
6.5	The Escrow Agent must comply immediately with a direction under clause 6.4.4.

6.6	If the Company has failed to appoint a successor before the expiration of the required time following receipt of the notice given under clauses 6.1 or 6.2, the Escrow Agent, at the cost of the Company, may petition the Supreme Court of New South Wales to appoint a successor escrow agent or for other appropriate relief. Any resulting appointment is binding upon the parties to this Agreement.

Escrow Deed
6.7	The Escrow Agent is released and relieved of all duties, responsibilities and obligations under this Agreement once the successor escrow agent acknowledges receipt of the Application Monies.

6.8	The Escrow Agent ceasing to act and being released from the terms of this Agreement under this clause 6 does not affect the indemnities in clause 3.2.
7	GST
7.1.1	Unless otherwise specified, any reference to an amount payable for a supply to be made by Computershare in connection with this agreement is a reference to that amount exclusive of GST (‘GST Exclusive Amount’).

7.1.2	If any supply made by a party to this agreement in connection with this agreement is a taxable supply, the GST Exclusive Amount for that supply must be increased by an amount equal to any GST which a party is or becomes liable to pay in respect of the supply so that party retains, after deducting the GST, the GST Exclusive Amount.
8	Notices
Giving notices
8.1.1	Any notice or communication given to a party under this Agreement is only given if it is in writing and sent in one of the following ways:
(a)	delivered or posted to that party at its address and marked for the attention of the relevant department or officer (if any) set out below.

(b)	faxed to that party at its fax number and marked for the attention of the relevant department or officer (if any) set out below.
8.2	Notices must be delivered to:

Company:	REVA Medical, Inc
5751 Copley Drive, Suite B San Diego, CA 92111
Attention: Katrina Thompson, Chief Financial Officer
Facsimile number: + 1 [(858) 966-3099]

Escrow Agent:	Computershare Investor Services Pty Limited
Yarra Falls 452 Johnston Street Victoria 3067Attention: Greg Bertram
Facsimile number: +61 3
Change of address or fax number
8.2.1	If a party gives the other party three business days’ notice of a change of its address or fax number, any notice or communication is only given by that other party if it is delivered, posted or faxed to the latest address or fax number.

Escrow Deed
Time notice is given
8.2.2	Any notice or communication is to be treated as given at the following time:
(a)	if it is delivered, when it is left at the relevant address;

(b)	if it is sent by post, two (or, in the case of a notice or communication posted to another country, nine) business days after it is posted;

(c)	if it is sent by fax, as soon as the sender receives from the sender’s fax machine a report of an error free transmission to the correct fax number.
8.2.3	However, if any notice or communication is given, on a day that is not a business day or after 5pm on a business day, in the place of the party to whom it is sent it is to be treated as having been given at the beginning of the next business day.
9	General provisions
Waiver and exercise of rights
9.1	A waiver by a party of a provision or a right under this Agreement binds the party granting the waiver only if it is given in writing and is signed by the party or an authorised officer of the party granting the waiver.

9.2	A waiver is effective only in the specific instance and for the specific purpose for which it is given.

9.3	A single or partial exercise of a right by a party does not preclude another exercise or attempted exercise of that right or the exercise of another right.

9.4	Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.
Counterparts
9.5	This Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument.
Invalid or unenforceable provisions
9.6	If a provision of this Agreement is invalid or unenforceable in a jurisdiction:
9.6.1	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

9.6.2	that fact does not affect the validity or enforceability of:
(a)	that provision in another jurisdiction; or

(b)	the remaining provisions.

Escrow Deed
Assignment
9.7	This Agreement is not assignable by the Company or the Escrow Agent without each of the parties having first given their written consent.
Amendment
9.8	This Agreement cannot be amended by the Company or the Escrow Agent without each of the parties having first given their written consent.
Entire Agreement
9.9	This Agreement contains the entire agreement between the parties with respect to the matters set out in this Agreement, and no additional obligations of the Escrow Agent will be inferred from the terms of this Agreement or any other agreement.
Governing law
9.10	This Agreement is governed by and construed according to the laws of New South Wales.
Jurisdiction
9.11	Each party irrevocably and unconditionally:
9.11.1	submits to the non-exclusive jurisdiction of the courts of New South Wales.

9.11.2	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
10	Definitions and interpretation
Definitions
10.1	In this Agreement the following definitions apply:

Applicants persons who submit a valid Application pursuant to the Prospectus.

Applications means the application forms submitted to the Company under which the Applicants agree to subscribe for CDIs.

Application Monies means the Australian dollar subscription amounts received by the Escrow Agent from the Applicants with respect to their Applications.

ASX means ASX Limited (ABN 98 008 624 691) or the securities market it operates, as the context requires.

ASX Settlement means ASX Settlement Pty Limited (ABN 49 008 504 532).

CDIs means a CHESS Depositary Interest in one-tenth of a share of fully paid common stock in the Company.

CHESS means The Clearing House Electronic Sub-Register System of share transfers operated by ASX Settlement.

Escrow Deed
Claims means any claim, demand, legal proceedings or cause of action including any claim, demand, legal proceedings or cause of action in any way relating to this Agreement.

CHESS Depositary Interest means a security interest as defined in the operating rules of ASX Settlement.

Escrow Account means the escrow account established by the Escrow Agent in accordance with clause 2.2.1.

Initial Public Offering means the initial public offering pursuant to which the Company is offering a minimum of 63,636,370 CDIs for subscription.

Loss means loss, damage, liability, charge, expense or cost (including all reasonable legal and other professional costs on a full indemnity basis) of any nature or kind.

Minimum Subscription Amount means A$70,000,000.

Prospectus means the prospectus to be issued by the Company with respect to the Initial Public Offering.
Interpretation
10.1.1	In the interpretation of this Agreement, the following provisions apply unless the context otherwise requires:
(a)	headings are inserted for convenience only and do not affect the interpretation of this Agreement;

(b)	a reference in this Agreement to a business day means a day other than a Saturday or Sunday on which banks are open for business generally in Sydney, Australia;

(c)	if the day on which any act, matter or thing is to be done under this Agreement is not a business day, the act, matter or thing must be done on the next business day;

(d)	a reference in this Agreement to any law, legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision;

(e)	a reference in this Agreement to any agreement or document is to that agreement or document as amended, novated, supplemented or replaced;

(f)	a reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Agreement;

(g)	an expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or governmental agency;

Escrow Deed
(h)	a word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders; and

(i)	a reference to the word ‘include’ or ‘including’ is to be construed without limitation.

Escrow Deed
Execution and date
Executed as a deed.
Date:

Executed by REVA Medical, Inc acting by the following persons or, if the seal is affixed, witnessed by the following persons:

Signature of authorised officer	Signature of authorised officer

Name of authorised officer (print)	Name of authorised officer (print)

Executed by Computershare Investor Services Pty Limited acting by the following persons or, if the seal is affixed, witnessed by the following persons:

Signature of director	Signature of director/ secretary

Name of director (print)	Name of director/secretary (print)

Escrow Deed
Schedule 1
Form of Written Notice
From:	REVA Medical, Inc (REVA)

To:	Computershare Investor Services Pty Limited (Computershare)
Written Notice pursuant to clause 2 of the escrow deed between REVA and Computershare (Escrow Deed)
Capitalised words used in this notice but not defined have the same meaning as in the Escrow Deed.
[Delete as applicable]
In accordance with clause 2 of the Escrow Deed REVA hereby confirms:
(a)	the Minimum Subscription Amount has been received into the Escrow Account; and

(b)	ASX has granted permission for quotation of the CDIs issued under the Initial Public Offering subject only to customary quotation conditions; and

(c)	the CDIs to be issued under the Initial Public Offering have been allotted by the Company.
[or]
(a)	the Initial Public Offering has been withdrawn; or

(b)	the Minimum Subscription Amount has not been received by the Escrow Agent and/or approval for permission for quotation of the CDIs issued under the Initial Public Offering subject only to customary quotation conditions has not been received by [12 January 2010].
Date:

Escrow Deed

Executed by REVA Medical, Inc acting by the following persons or, if the seal is affixed, witnessed by the following persons:

Signature of authorised officer	Signature of authorised officer

Name of authorised officer (print)	Name of authorised officer (print)